                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 15, 2000


             ------------------------------------------------------

                                    CRAY INC.
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------


           Washington                     0-26820                 93-0962605
(State or other jurisdiction of         (Commission            (I.R.S. Employer
 incorporation or organization)         File Number)          Identification No.)

                        411 First Avenue South, Suite 600
                             Seattle, WA 98104-2860
                    (Address of principal executive offices)



Registrant's telephone number, including area code:              (206) 701-2000

Registrant's facsimile number, including area code:              (206) 701-2500

ITEM 5. OTHER EVENTS.

1. The Company has received $12,500,000 from two institutional investors, Strong River Investments, Inc., and Montrose Investments Ltd. in return for promissory notes in the aggregate principal amount of $12,500,000. The notes bear interest at the rate of 6% per annum. Each Investor has an equal interest in the notes and the transaction.

        The Company has agreed to pay the principal and interest on the notes by issuing shares of common stock to the Investors and to apply the purchase price for the shares against repayment of the principal of and interest on the notes. Through December 2000 the Company has repaid $4,200,000 of the notes by delivering a total of 1,671,094 shares of common stock to the Investors at an average price of $2.51 per share. The purchase price for these sales was 92% of the daily volume weighted average trading price of the common stock over the thirty-five trading days comprising the period of the sales.

        The Company has agreed to repay the $8,300,000 remaining notes by issuing additional shares of common stock to the Investors at a price equal to 91% of the average of the daily volume weighted average market price for the common stock over the sixty-four trading days comprising the period of the sales (the "Purchase Price"), which will be completed by the end of March 2001.

        The Investors have the option of purchasing an aggregate of $2,500,000 shares of common stock at the Purchase Price. The option is exercisable at the end of the sale period.

        The Company may prepay the notes at any time and terminate the obligation to sell shares of the common stock. To do so, the Company may either increase the amount of the prepayment by 10% or must deliver warrants to the Investors covering shares of common stock equal to 20% of the amount of the prepayment divided by the average of the closing bid prices for the common stock for the five trading days immediately before the prepayment (the "Average Price"). The exercise price would be 130% of the Average Price. The warrants would have a standard cashless exercise provision.

        The Company is selling the shares of common stock under its Registration Statement on Form S-3 (No. 333-46092), as supplemented, directly to the Investors in a privately-negotiated transaction in which no party is acting as an underwriter. The Company has agreed to pay Intellect Capital Ltd. a placement fee equal to 7% of the equity raised from this transaction. Terren S. Peizer, one of the Company's directors, is an affiliate of Intellect Capital Ltd.

             The Company hereby files as Exhibit 5 to the Registration Statement a legal opinion regarding the validity of the shares sold to the Investors.

2. On December 21, 2000, Terren S. Peizer resigned as Chairman of the Board of Directors of the Company, and James E. Rottsolk was elected Chairman. Mr. Peizer remains a director of the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(c)     Exhibits

        5.1 Opinion of Kenneth W. Johnson, General Counsel, on the legality of the shares.

        23. Consent of Kenneth W. Johnson (included as part of his opinion filed as Exhibit 5.1).






                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CRAY INC.


                                      By: /s/ JAMES E. ROTTSOLK
                                            James E. Rottsolk
                                            President
January 3, 2001

                                 EXHIBIT INDEX



Exhibit
 Number        Description
 ------        -----------
   5.1         Opinion of Kenneth W. Johnson, General Counsel, on the legality of the shares.

   23. Consent of Kenneth W. Johnson (included as part of his opinion filed as Exhibit 5.1).